UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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555 Wireless Boulevard
Hauppage, New York 11788

Additional Definitive Proxy Materials to Proxy Statement dated April 30, 2019
2019 Annual Meeting of Stockholders

On April 30, 2019, Chembio Diagnostics, Inc. filed a definitive proxy statement with the Securities and Exchange Commission in connection with the solicitation by its board of directors of proxies to be voted at its 2019 Annual Meeting of Stockholders to be held at 10 a.m., Eastern time, on Tuesday, June 18, 2019, and at any adjournment of the Annual Meeting. These additional definitive proxy materials are being filed with the Securities and Exchange Commission to correct errors in the proxy statement with respect to certain of the amounts reflected in the column entitled “Total” in the “2018 Non-Employee Director Compensation Table” appearing under the heading “Director Compensation” on page 32 of the proxy statement. The “2018 Non-Employee Director Compensation Table” is amended and replaced in its entirety as set forth below. Except as described herein, these additional definitive proxy materials do not modify, amend, supplement or otherwise affect the proxy statement.

2018 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash($)(1)	Option Awards($)	Total($)(2)
Katherine L. Davis(2)	$75,000	$ −	$150,000
Gail S. Page(2)	25,000	−	100,000
John G. Potthoff(2)(3)(4)	10,417	197,166	282,583
Mary Lake Polan(2)(3)(5)	12,500	155,053	242,553
Peter Kissinger(6)	12,500	−	12,500
Gary Meller(7)	−	−	−
(1)	Consist of annual retainer and meeting fees, as described above under “Non-Employee Director Annual Retainer and Meeting Fees.”
(2)
On October 8, 2018 each non-employee director received 7,772 restricted shares of common stock that will vest in full on October 8, 2019. The amount of each such grant of restricted shares of $75,000, based on a fair market value of $9.65 per share of common stock on October 8, 2018. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.

(3)
On the date of the annual meeting of stockholders at which a director is initially elected and every fifth year thereafter at which the director is re-elected, the director receives stock options to acquire 46,875 shares of common stock, with an exercise price equal to the market price on the date of the grant. Twenty percent (9,375 shares) of the 46,875 shares become exercisable on the date of the original grant, and an additional twenty percent become exercisable on the date of each of the four succeeding anniversaries of the date of grant if the director is still a director on that date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.

(4)	Commenced serving as a director in August 2018.
(5)	Commenced serving as a director in May 2018.
(6)	Resigned from the board in May 2018.
(7)	Resigned from the board in February 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2019:
The Notice of 2019 Annual Meeting of Stockholders, the Proxy Statement, these Additional Definitive Proxy Materials and the 2018 Annual Report to Stockholders can be accessed at www.chembio.com/investors/proxy.